Exhibit 99.1

News Release

STREAMLINE HEALTH SIGNS SECOND ABSTRACTING SOLUTION CONTRACT THROUGH EXISTING CHANNEL PARTNER

New Multi-Million Dollar 3-Year Perpetual License Deal Meets Company’s 2015 Perpetual Revenue Guidance

Second Quarter 2015 Bookings Total $5.8 Million

ATLANTA, August 6, 2015 — Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of transformational data-driven solutions to help healthcare providers reduce exposure to risk, enhance clinical, financial, and operational performance and improve patient care today announced it recently finalized another work order with one of its channel partners to begin implementing its abstracting solution into one of its existing large hospital system clients.  Streamline Health’s abstracting solution from its Looking Glass® platform is designed to help healthcare enterprises improve efficiency and reduce costs in revenue cycle management.

“We are very pleased to have signed another agreement last month with a large, existing channel partner, especially because it’s ultimately for one of our long-time, existing clients,” stated David Sides, President and Chief Executive Officer of Streamline Health. “Our Looking Glass Abstracting technology will help make all of the client’s coders much more efficient at a time when most providers need to improve efficiency and accuracy.”

About Streamline Health

Streamline Health Solutions, Inc. (STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge — actionable insights that reduce exposure to risk, enhance operational performance, and improve patient care. Through our Looking Glass® Platform we provide clients with meaningful, intelligent SaaS-based solutions from patient engagement to reimbursement. We share a common calling and commitment to advance the quality of life and the quality of healthcare —- for society, our industry, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s revenue, bookings and the performance of the Company’s solutions and related expectations and assumptions.  These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to control costs, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:
Randy Salisbury
SVP, Chief Marketing Officer
(404) 229-4242
randy.salisbury@streamlinehealth.net